Exhibit 99.1
Couchbase Announces Second Quarter Fiscal 2026 Financial Results
San Jose, Calif., September 3, 2025 – Couchbase, Inc. (NASDAQ: BASE), the developer data platform for critical applications in our AI world, today announced financial results for its second quarter ended July 31, 2025.
“We had a great second quarter with all metrics exceeding the high end of our outlook,” said Matt Cain, Chair, President and CEO of Couchbase. “I’m pleased with our team’s execution in the quarter and continued work toward closing the transaction with Haveli Investments.”
Second Quarter Fiscal 2026 Financial Highlights
•Revenue: Total revenue for the quarter was $57.6 million, an increase of 12% year-over-year. Subscription revenue for the quarter was $55.4 million, an increase of 12% year-over-year.
•Annual recurring revenue (ARR): Total ARR as of July 31, 2025 was $260.5 million, an increase of 22% year-over-year as reported, or 21% on a constant currency basis.
•Gross margin: Gross margin for the quarter was 87.2%, compared to 87.5% for the second quarter of fiscal 2025. Non-GAAP gross margin for the quarter was 88.2%, compared to 88.3% for the second quarter of fiscal 2025. See the section titled “Use of Non-GAAP Financial Measures” and the tables titled “Reconciliation of GAAP to Non-GAAP Results” below for details.
•Loss from operations: Loss from operations for the quarter was $25.4 million, compared to $21.0 million for the second quarter of fiscal 2025. Non-GAAP operating loss for the quarter was $2.6 million, compared to $4.1 million for the second quarter of fiscal 2025.
•Cash flow: Cash flow used in operating activities for the quarter was $3.5 million, compared to cash flow used in operating activities of $4.9 million in the second quarter of fiscal 2025. Capital expenditures were $3.8 million during the quarter, leading to negative free cash flow of $7.3 million, compared to negative free cash flow of $5.9 million in the second quarter of fiscal 2025.
•Remaining performance obligations (RPO): RPO as of July 31, 2025 was $270.7 million, an increase of 25% year-over-year.
•Net Retention Rate (NRR): Dollar-based NRR for the quarter returned to greater than 115%.
Recent Business Highlights
•Introduced Enterprise Analytics for self-managed customers, enabling teams to use Couchbase’s real-time JSON-native analytics on-prem, in the cloud or within Couchbase’s Database-as-a-Service, Couchbase Capella. Customers get real-time insights for faster decision-making without hurting operational workloads. Analysis and derived data can be written back in milliseconds to their Couchbase operational data store, for use within critical applications, all in a single database platform.
•Expanded ecosystem partnerships with AWS and Google to accelerate AI agent adoption, launching Capella in the AWS Marketplace AI Agents and Tools category while gaining official support in Google's MCP Toolbox for Databases. Customers can now use AWS Marketplace to easily discover, buy and deploy Couchbase's AI-ready platform directly through their existing AWS accounts. The integration within Google's MCP Toolbox accelerates agentic AI application development for developers, eliminates the need for custom connectors and reduces time-to-market for AI agent deployments.
•Announced partnership with K2view to generate synthetic data for building AI applications. This addresses a critical enterprise challenge of accessing safe, representative and compliant datasets for AI model training and testing. The collaboration enables customers to accelerate AI development cycles while maintaining data privacy and regulatory compliance through K2view's bi-directional connector integration with Couchbase's platform.

•Announced the fully managed Couchbase Connector for Confluent Cloud, eliminating infrastructure management complexity and enabling easy, bi-directional data movement between Confluent Cloud and Couchbase. The new connector reduces operational overhead by handling deployment, scaling, error handling and lifecycle management automatically, allowing developers and platform teams to focus on building real-time, event-driven applications.
•Garnered multiple industry recognitions, including Database Trends and Applications’ (DBTA) list of “100 Companies That Matter Most in Data”, and a DBTA Readers’ Choice Award.
Transaction with Haveli Investments
In a separate press release issued on June 20, 2025, we announced that we have entered into a definitive agreement (the “Agreement”) to be acquired by Haveli Investments. A copy of the press release and supplemental materials can be found on the “Investors” page of our website at https://investors.couchbase.com and on the Securities and Exchange Commission, or the SEC, website at http://www.sec.gov. Additional details and information about the terms and conditions of the Agreement and the transactions contemplated by the Agreement are available in the Current Report on Form 8-K filed with the SEC on June 20, 2025. Given the announced transaction, we will not be hosting an earnings conference call nor providing financial guidance in conjunction with this press release. For further detail and discussion of our financial performance, please refer to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025, to be filed with the SEC on September 4, 2025.
About Couchbase
As industries race to embrace AI, traditional database solutions fall short of rising demands for versatility, performance and affordability. Couchbase is seizing the opportunity to lead with Capella, the developer data platform architected for critical applications in our AI world. By uniting transactional, analytical, mobile and AI workloads into a seamless, fully managed solution, Couchbase empowers developers and enterprises to build and scale applications and AI agents with confidence – delivering exceptional performance, scalability and cost-efficiency from cloud to edge and everything in between. Couchbase enables organizations to unlock innovation, accelerate AI transformation and redefine customer experiences wherever they happen. Discover why Couchbase is the foundation of critical everyday applications by visiting www.couchbase.com and following us on LinkedIn and X.
Couchbase has used, and intends to continue using, its investor relations website and the corporate blog at www.couchbase.com/blog to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the corporate blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Use of Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures are useful to investors in evaluating our operating performance. We use certain non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. Non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures (provided in the financial statement tables included in this press release), and not to rely on any single financial measure to evaluate our business.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share: We define these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense, employer payroll taxes on employee stock transactions, restructuring charges, impairment of capitalized internal-use software, and business development activities. We use these non-GAAP financial measures in conjunction with GAAP measures to assess our performance, including in the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.
Free cash flow: We define free cash flow as cash provided by or used in operating activities less additions to property and equipment, which includes capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Please see the reconciliation tables at the end of this press release for the reconciliation of GAAP and non-GAAP results.
Key Business Metrics
We review a number of operating and financial metrics, including ARR, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define ARR as of a given date as the annualized recurring revenue that we would contractually receive from our customers in the month ending 12 months following such date. Based on historical experience with customers, we assume all contracts will be renewed at the same levels unless we receive notification of non-renewal and are no longer in negotiations prior to the measurement date. For Capella products, ARR in a customer’s initial year is calculated as the greater of: (i) initial year contract revenue as described above or (ii) annualized prior 90 days of actual consumption; and ARR for subsequent years is calculated with method (ii). ARR excludes services revenue.

ARR should be viewed independently of revenue, and does not represent our revenue under GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal dates. ARR is not intended to be a replacement for forecasts of revenue. Although we seek to increase ARR as part of our strategy of targeting large enterprise customers, this metric may fluctuate from period to period based on our ability to acquire new customers, expand within our existing customers and consumption dynamics. We believe that ARR is an important indicator of the growth and performance of our business.
NRR for any period equals the simple arithmetic average of our quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. To calculate our dollar-based net retention rate for a given quarter, we start with the ARR (“Base ARR”) attributable to our customers (“Base Customers”) as of the end of the same quarter of the prior fiscal year. We then determine the ARR attributable to the Base Customers as of the end of the most recent quarter and divide that amount by the Base ARR.

We also attempt to represent the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates within the current period. We calculate constant currency growth rates by applying the applicable prior period exchange rates to current period results.
Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the federal securities laws that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements regarding our expectations with respect to the merger, assumptions, quotations of management, statements about the expected client demand for and benefits of our offerings, the impact of our recently-released and planned products and services and our market position, strategies and potential market opportunities. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “forecast,” “contemplate,” “believe,” “estimate,” “predict,” “seek,” “pursue,” “potential,” "ready," or “continue” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond our control, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to: the pendency of the merger and our ability to complete the merger in a timely manner or at all, including the risk that our stock price may fluctuate and may decline if the merger is not completed; potential litigation and the outcome of any legal proceedings related to the merger; the response of competitors and other market participants to the merger; the risk that potential disruptions related to the merger will harm our current plans, operations and business relationships, including through the loss of customers and employees; unexpected costs, fees, expenses and other charges we may incur as a result of the merger; our history of net losses and ability to achieve or maintain profitability in the future; our ability to continue to grow on pace with historical rates; our ability to manage our growth effectively; intense competition and our ability to compete effectively; cost-effectively acquiring new customers or obtaining renewals, upgrades or expansions from our existing customers; the market for our products and services being highly competitive and evolving, and our future success depending on the growth and expansion of this market; our ability to innovate in response to changing customer needs, new technologies or other market requirements, including new capabilities, programs and partnerships and their impact on our customers and our business; our limited operating history, which makes it difficult to predict our future results of operations; the significant fluctuation of our future results of operations and ability to meet the expectations of analysts or investors; our significant reliance on revenue from subscriptions, which may decline and, the recognition of a significant portion of revenue from subscriptions over the term of the relevant subscription period, which means downturns or upturns in sales are not immediately reflected in full in our results of operations; and the impact of geopolitical and macroeconomic factors.
Further information on risks that could cause actual results to differ materially from forecasted results are included in our filings with the SEC that we may file from time to time, including those more fully described in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2025 and in our Proxy Statement filed with the SEC on July 29, 2025. Additional information will be made available in our Annual Report on Form 10-Q for the quarter year ended July 31, 2025 that will be filed with the SEC, which should be read in conjunction with this press release and the financial results included herein. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Investor Contact:
Edward Parker
ICR for Couchbase
IR@couchbase.com
Media Contact:
Amber Winans
Bhava Communications for Couchbase
CouchbasePR@couchbase.com

Couchbase, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenue:
License	$5,065	$5,242	$14,073	$12,101
Support and other	50,303	44,051	96,138	86,230
Total subscription revenue	55,368	49,293	110,211	98,331
Services	2,198	2,296	3,878	4,585
Total revenue	57,566	51,589	114,089	102,916
Cost of revenue:
Subscription(1)	5,935	4,455	11,397	8,412
Services(1)	1,406	2,008	2,800	3,733
Total cost of revenue	7,341	6,463	14,197	12,145
Gross profit	50,225	45,126	99,892	90,771
Operating expenses:
Research and development(1)	18,963	17,370	37,453	35,217
Sales and marketing(1)	37,529	36,168	75,689	73,923
General and administrative(1)	11,309	12,636	22,472	25,219
Business development activities	7,828	—	8,525	—
Total operating expenses	75,629	66,174	144,139	134,359
Loss from operations	(25,404)	(21,048)	(44,247)	(43,588)
Interest expense	(15)	(29)	(30)	(29)
Other income, net	1,633	1,741	3,683	3,272
Loss before income taxes	(23,786)	(19,336)	(40,594)	(40,345)
Provision for income taxes	—	559	871	545
Net loss	$(23,786)	$(19,895)	$(41,465)	$(40,890)
Net loss per share, basic and diluted	$(0.43)	$(0.39)	$(0.77)	$(0.81)
Weighted-average shares used in computing net loss per share, basic and diluted	54,707	50,822	54,185	50,311
(1) Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cost of revenue - subscription	$385	$301	$728	$567
Cost of revenue - services	103	109	212	250
Research and development	4,439	4,214	8,854	8,207
Sales and marketing	5,351	6,162	10,624	11,385
General and administrative	3,821	5,370	7,065	10,374
Total stock-based compensation expense	$14,099	$16,156	$27,483	$30,783

Couchbase, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of July 31, 2025	As of January 31, 2025
Assets:
Current assets
Cash and cash equivalents	$44,110	$30,536
Short-term investments	98,112	116,635
Accounts receivable, net	42,643	49,242
Deferred commissions	17,694	16,774
Prepaid expenses and other current assets	9,493	15,206
Total current assets	212,052	228,393
Property and equipment, net	11,110	7,214
Operating lease right-of-use assets	6,739	3,935
Deferred commissions, noncurrent	19,060	19,602
Other assets	1,473	1,454
Total assets	$250,434	$260,598

Liabilities and Stockholders’ Equity:
Current liabilities
Accounts payable	$4,493	$2,186
Accrued compensation and benefits	16,605	21,091
Other accrued expenses	8,095	8,443
Operating lease liabilities	1,053	1,356
Deferred revenue	86,689	94,252
Total current liabilities	116,935	127,328
Operating lease liabilities, noncurrent	7,131	2,960
Deferred revenue, noncurrent	2,359	2,694
Total liabilities	126,425	132,982
Stockholders’ equity
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	730,788	692,812
Accumulated other comprehensive income	(2)	116
Accumulated deficit	(606,777)	(565,312)
Total stockholders’ equity	124,009	127,616
Total liabilities and stockholders’ equity	$250,434	$260,598

Couchbase, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net loss	$(23,786)	$(19,895)	$(41,465)	$(40,890)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,082	363	1,933	763
Stock-based compensation, net of amounts capitalized	14,099	16,156	27,483	30,783
Amortization of deferred commissions	5,076	4,184	10,172	8,280
Non-cash lease expense	584	765	1,304	1,530
Net accretion of discounts on short-term investments	(231)	(713)	(533)	(1,613)
Foreign currency transaction (gains) losses	(165)	8	(719)	291
Other	31	124	(19)	200
Changes in operating assets and liabilities:
Accounts receivable	1,129	3,130	7,240	13,295
Deferred commissions	(7,207)	(5,179)	(10,550)	(8,249)
Prepaid expenses and other assets	2,164	412	5,496	443
Accounts payable	1,307	938	2,667	146
Accrued compensation and benefits	6,956	5,188	(4,691)	(3,991)
Other Accrued Expenses	1,439	(294)	(433)	(1,107)
Operating lease liabilities	431	(782)	(239)	(1,625)
Deferred revenue	(6,378)	(9,255)	(7,898)	(1,547)
Net cash used in operating activities	(3,469)	(4,850)	(10,252)	(3,291)
Cash flows from investing activities
Purchases of short-term investments	(10,863)	(18,351)	(23,621)	(37,805)
Maturities of short-term investments	26,560	34,000	42,560	58,144
Purchases of property and equipment	(3,849)	(1,067)	(5,709)	(2,062)
Net cash provided by investing activities	11,848	14,582	13,230	18,277
Cash flows from financing activities
Proceeds from exercise of stock options	7,635	842	8,854	4,136
Proceeds from issuance of common stock under ESPP	—	—	1,424	1,795
Net cash provided by financing activities	7,635	842	10,278	5,931
Effect of exchange rate changes on cash, cash equivalents and restricted cash	50	58	318	(204)
Net increase in cash, cash equivalents and restricted cash	16,064	10,632	13,574	20,713
Cash, cash equivalents, and restricted cash at beginning of period	28,046	51,975	30,536	41,894
Cash, cash equivalents, and restricted cash at end of period	$44,110	$62,607	$44,110	$62,607
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$44,110	$62,607	$44,110	$62,607
Restricted cash included in other assets	—	—	—	—
Total cash, cash equivalents and restricted cash	$44,110	$62,607	$44,110	$62,607

Couchbase, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Total revenue	$57,566	$51,589	$114,089	$102,916
Gross profit	$50,225	$45,126	$99,892	$90,771
Add: Stock-based compensation expense	488	410	940	817
Add: Employer taxes on employee stock transactions	32	28	55	98
Non-GAAP gross profit	$50,745	$45,564	$100,887	$91,686
Gross margin	87.2%	87.5%	87.6%	88.2%
Non-GAAP gross margin	88.2%	88.3%	88.4%	89.1%

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

GAAP research and development	$18,963	$17,370	$37,453	$35,217
Less: Stock-based compensation expense	(4,439)	(4,214)	(8,854)	(8,207)
Less: Employer taxes on employee stock transactions	(205)	(170)	(375)	(479)
Non-GAAP research and development	$14,319	$12,986	$28,224	$26,531

GAAP sales and marketing	$37,529	$36,168	$75,689	$73,923
Less: Stock-based compensation expense	(5,351)	(6,162)	(10,624)	(11,385)
Less: Employer taxes on employee stock transactions	(516)	(421)	(819)	(1,103)
Non-GAAP sales and marketing	$31,662	$29,585	$64,246	$61,435

GAAP general and administrative	$11,309	$12,636	$22,472	$25,219
Less: Stock-based compensation expense	(3,821)	(5,370)	(7,065)	(10,374)
Less: Employer taxes on employee stock transactions	(78)	(172)	(163)	(327)
Non-GAAP general and administrative	$7,410	$7,094	$15,244	$14,518

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Total revenue	$57,566	$51,589	$114,089	$102,916
Loss from operations	$(25,404)	$(21,048)	$(44,247)	$(43,588)
Add: Stock-based compensation expense	14,099	16,156	27,483	30,783
Add: Employer taxes on employee stock transactions	831	791	1,412	2,007
Add: Business development activities	7,828	—	8,525	—
Non-GAAP loss from operations	$(2,646)	$(4,101)	$(6,827)	$(10,798)
Operating margin	(44)%	(41)%	(39)%	(42)%
Non-GAAP operating margin	(5)%	(8)%	(6)%	(10)%

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss	$(23,786)	$(19,895)	$(41,465)	$(40,890)
Add: Stock-based compensation expense	14,099	16,156	27,483	30,783
Add: Employer taxes on employee stock transactions	831	791	1,412	2,007
Add: Business development activities	7,828	—	8,525	—
Non-GAAP net loss	$(1,028)	$(2,948)	$(4,045)	$(8,100)
GAAP net loss per share	$(0.43)	$(0.39)	$(0.77)	$(0.81)
Non-GAAP net loss per share	$(0.02)	$(0.06)	$(0.07)	$(0.16)
Weighted average shares outstanding, basic and diluted	54,707	50,822	54,185	50,311
The following table presents a reconciliation of free cash flow to net cash used in by operating activities, the most directly comparable GAAP measure (in thousands, unaudited):

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Net cash used in operating activities	$(3,469)	$(4,850)	$(10,252)	$(3,291)
Less: Additions to property and equipment	(3,849)	(1,067)	(5,709)	(2,062)
Free cash flow	$(7,318)	$(5,917)	$(15,961)	$(5,353)
Net cash provided by investing activities	$11,848	$14,582	$13,230	$18,277
Net cash provided by financing activities	$7,635	$842	$10,278	$5,931

Couchbase, Inc.
Key Business Metrics
(in millions)
(unaudited)

	As of:
	October 31,	January 31,	April 30,	July 31,	October 31,	January 31,	April 30,	July 31,
	2023	2024	2024	2024	2024	2025	2025	2025
ARR	$188.7	$204.2	$207.7	$214.0	$220.3	$237.9	$252.1	$260.5